Exhibit 99.906

  EXHIBIT (b)

CERTIFICATIONS PURSUANT TO RULE 30A-2(B) UNDER THE 1940 ACT AND SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the report of Invesco Actively Managed Exchange-Traded Commodity Fund Trust (the “Registrant”) on Form N-CSR for the period ended October 31, 2024 (the “Report”), each of the undersigned officers of the Registrant hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his/her knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated: January 3, 2025

/s/ Brian Hartigan

Name:Brian Hartigan

Title:   Principal Executive Officer

Dated:  January 3, 2025

   /s/ Kelli Gallegos

Name:  Kelli Gallegos

Title:   Principal Financial Officer

This certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Report or as a separate disclosure document.